Exhibit 10.01

MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING (this “MOU” or this -Agreement”) is made and entered into as of May 14, 2008 by and between Capso Vision Inc. (“CAPSO”), a Delaware, USA corporation, with its principal office located at 18805 Cox Avenue, Suite 250, Saratoga, CA 95070, United States of America, and Largan Precision Company, Ltd. (“Largan”), a Republic of China corporation with its principal office at No.4, Gongye 16th Rd., Situn District, Taichung City 407, Taiwan, the Republic of China.

WHEREAS, CAPSO and Largan desire to explore the bio-medical market; and

WHEREAS, CAPSO has been engaged in developing a capsule imaging device (the “Product”) for use in the gastrointestinal tract that permits visual imaging of the intestine, and Largan desires to participate the development program by manufacturing the Product for CAPSO.

Both parties hereto have set forth their mutual understanding and agreement with respect to the cooperation as followings.

1.

Both parties understand and agree that CAPSO shall be responsible for design and development of the Product and the components thereof, either by itself or by coordinating with other third parties. Largan will provide technology, know-how or other advice in relation to the manufacture process and will further assist CAPSO in designing the mold and producing the prototype thereof. Exhibit A sets forth target requirements and specifications for the prototype that Largan will use its best efforts to meet. The molds and any associated designs of the molds used by Largan in the tooling process shall remain the exclusive property of Largan.

2.	Both parties agree that, with respect to intellectual property:

“Capso Background Technology” shall mean: (a) technology developed prior to or outside of this Agreement that is owned by CAPSO; and/or (b) third party technology that is licensed by CAPSO; and in either case used by Capso in the performance of this Agreement. As between the parties, CAPSO shall retain all right title and interest in and to the Capso Background Technology including without limitation all intellectual property rights thereto.

“Largan Background Technology” shall mean: (a) Largan’s technology developed prior to or outside of this Agreement that is owned by Largan; and/or (b) third party technology that is licensed by Largan; and in either case used by Largan in the performance of this Agreement. Nothing in this Agreement will be deemed to transfer from either party to the other any rights in any Largan Background Technology, except with respect to Design Improvements as described below.

“Foreground Technology” shall mean technology that is prepared, conceived or reduced to practice by either party during the term of this Agreement. Nothing in this Agreement will be deemed to transfer from either party to the other any rights in any Foreground Technology, except with respect to Design Improvements as described below.

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“Design Improvements” means any modifications or improvements of the design for the Product prepared, conceived or reduced to practice by Largan and embodied in the Product, excluding the detailed design of lens flanges and baffles within the lens barrel outside of the clear aperture, where the lens barrel is the structure containing all lenses between the optical axis fold prism and the image plane. For avoidance of doubt, nothing in this Agreement will be deemed to transfer any rights in the molds designed by Largan and/or in any Largan manufacturing process technology or know-how that is not embodied in the Product prototype. Largan shall assist CAPSO, at CAPSO’s expense, in every proper way to secure CAPSO’s rights in the Design Improvements and any intellectual property rights relating thereto.

3.

CAPSO agrees to grant Largan during the term of this MOU a non-transferable, non-sublicensable, world-wide exclusive license to manufacture (hereinafter, the “Manufacture Right”) the optical component parts and optical assembly of the Product and to assemble component parts into the final Product, including packaging for the Product. Notwithstanding the foregoing, if CAPSO pays Largan a one-time payment, CAPSO may grant the Manufacture Right to other third party(ies) after CAPSO makes such payment. The amount of this one-time payment is dependent on progress in the product development process as below:

One-time Payment Amount
After Delivery of Capsule Lens Assembly Prototypes (Completed in September 2007)	[***]

After Delivery of Prototype Capsules	[***]

After FDA Approval	[***]

4.	For the avoidance of doubt, the services to be provided by Largan shall include the following items:

Molding of capsule housing, prism, prism cover, optical lens elements, lens barrel, CPC, reflector, and capsule holder.

Assembly, testing, and packaging of the final product.

Both parties agree that the service fee for the foregoing services (including manufacture and assembly services) to be provided by Largan shall be as follows:

Cumulative Units	Price per Unit
[***]	[***]

[***]	[***]

[***]	[***]

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Cumulative Units	Price per Unit
[***]	[***]

[***]	[***]

[***]	[***]

5.

To facilitate the assembly work of Products to be performed by Largan, CAPSO agrees that, except for the components listed in Section 4, CAPSO shall deliver all the necessary and sufficient spare components of the Product to Largan free of charge, including but not limited to electronic components (such as ASIC board, Flex, LED ring, image sensor board and batteries). CAPSO also agrees to allow Largan the opportunity to provide input into the package design related to the Product.

6.

The NON-DISCLOSURE AGREEMENT dated December 16, 2005 entered into among both parties and Largan Optronic Co., Inc. shall apply to all the technology, know-how, data and other confidential information exchanged between both parties.

7.

Neither party may assign or otherwise transfer, either by agreement or by operation of law, this MOO nor any right or obligation under this MOU, in whole or in part, without the other party’s prior written consent which consent shall not be unreasonably withheld and shall not be required if CAPSO is acquired and such acquiring party assumes the obligations of CAPSO hereunder. CAPSO shall cause any acquiring third party to agree to be bound by this MOU.

8.

This Agreement will commence as of the day first above written and will continue until terminated as provided in this Paragraph 8. CAPSO may terminate this Agreement immediately upon notice if (i) Largan, its subsidiary, or any affiliate of Largan develops or markets a directly competing product, which however does not prevent Largan from manufacturing a competing product (e.g. a capsule endoscope) for a third party, or (ii) Largan breaches or is unable to substantially perform its obligations hereunder. LARGAN may terminate this Agreement in the event CAPSO is unable to begin mass production of the Product by December 31, 2009. The following sections will survive termination of this Agreement: Paragraph 2 regarding Intellectual Property Ownership; Paragraph 6 regarding Confidentiality; and Paragraph 8 regarding Term, Termination and Survival.

9.	This MOU shall be governed solely by the laws of California, excluding its conflict of laws principles.

10.

Each party agrees that any violation or threatened violation of this MOU may cause irreparable injury to the other party, entitling the other party to seek injunctive relief in addition to all legal remedies.

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The undersigned warrant and represent that they have the authority to enter into this MOU on behalf of the person, entity or corporation listed above their name.

CAPSO VISION	Largan Precision Company, Ltd.

By: /s/ Johnny Wang	By: /s/ Tony Chen

Name: Johnny Wang	Name: Tony Chen

Title: President	Title: President

Date: May 14, 2008	Date: May 14, 2008

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